Exhibit 15.1

FINANCIAL STATEMENTS	EXHIBITS INDEX	STRATEGIC REVIEW	PERFORMANCE REVIEW	SHAREHOLDER INFORMATION	153

EXHIBIT 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-260702 and 333-260703) of Westpac Banking Corporation of our report dated 3 November 2024 relating to the financial statements and the effectiveness of internal control over financial reporting which appears in this Form 20- F.

/s/ PricewaterhouseCoopers

Sydney, Australia

5 November 2024